Exhibit 99.1
FOR IMMEDIATE RELEASE
Feb. 27, 2024

Darling Ingredients Inc. Reports Fourth Quarter and Fiscal Year 2023 Results

Fiscal Year 2023 Highlights
•Net income of $647.7 million, or $3.99 per GAAP diluted share
•Net sales of $6.8 billion
•Combined adjusted EBITDA of $1,611.9 million
•Global ingredients business EBITDA of $1,109.9 million
•Received $163.6 million in cash dividends from Diamond Green Diesel
•Repurchased $52.9 million of common stock

IRVING, TEXAS - Darling Ingredients Inc.(NYSE: DAR) today reported net income of $84.5 million, or $0.52 per diluted share for fourth quarter of 2023, compared to net income of $156.6 million, or $0.96 per diluted share, for fourth quarter of 2022. The decrease in net income was primarily due to a decrease in Darling’s share of Diamond Green Diesel (DGD) earnings. The company also reported net sales of $1.6 billion for the fourth quarter of 2023, compared with net sales of $1.8 billion for the same period a year ago.

For the fiscal year ended Dec. 30, 2023, Darling Ingredients reported net sales of $6.8 billion, compared to net sales of $6.5 billion for fiscal year 2022. Net income for fiscal year 2023 was $647.7 million, or $3.99 per diluted share, as compared to net income of $737.7 million, or $4.49 per diluted share in fiscal year 2022.

“Darling Ingredients had another great year with its 6th record year of growth in volumes and combined adjusted EBITDA,” said Randall C. Stuewe, Darling Ingredients Chairman and Chief Executive Officer. “Our vertically integrated business continues to demonstrate that Darling Ingredients can deliver strong earnings that offsets commodity volatility. ”

DGD sold 336.6 million gallons of renewable diesel for the fourth quarter 2023 at an average of $0.23 per gallon EBITDA. In 2023, DGD sold 1.2 billion gallons of renewable diesel at an average of $0.81 per gallon EBITDA. Darling Ingredients received a total of $163.6 million in cash dividends from the joint venture in 2023.

Combined adjusted EBITDA for the fourth quarter 2023 was $350.9 million, compared to $413.0 million for the same period in 2022. Combined adjusted EBITDA for fiscal year 2023 totaled $1.61 billion, as compared to $1.54 billion in fiscal year 2022.

As of Dec. 30, 2023, Darling Ingredients had $126.5 million in cash and cash equivalents, and $832.5 million available under its committed revolving credit agreement. Total debt outstanding as of Dec. 30, 2023, was $4.4 billion. The leverage ratio as measured by the company’s bank covenant was 3.26X as of Dec. 30, 2023. Capital expenditures were $174.9 million for the fourth quarter 2023, and $555.5 million for fiscal year 2023.

“Darling Ingredients is committed to continuing to drive shareholder results. We have built a strong business and remain optimistic on a strong performance in 2024,” Stuewe said.

Segment Financial Tables (in thousands)

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Three Months Ended December 30, 2023 (unaudited)
Net sales	$1,045,642	$423,836	$144,605	$—	$1,614,083
Cost of sales and operating expenses	755,062	311,163	111,427	—	1,177,652
Gross Margin	290,580	112,673	33,178	—	436,431

Loss (gain) on sale of assets	1	(8,243)	(40)	—	(8,282)
Selling, general and administrative expenses	77,281	30,195	6,714	18,430	132,620
Restructuring and asset impairment charges	3,934	9,199	—	—	13,133
Acquisition and integration costs	—	—	—	1,726	1,726
Change in fair value of contingent consideration	5,167	—	—	—	5,167
Depreciation and amortization	98,400	26,655	8,480	4,394	137,929
Equity in net income of Diamond Green Diesel	—	—	4,690	—	4,690
Segment operating income/(loss)	$105,797	$54,867	$22,714	$(24,550)	$158,828
Equity in net income of other unconsolidated subsidiaries	1,508	—	—	—	1,508
Segment income/(loss)	$107,305	$54,867	$22,714	$(24,550)	$160,336

Segment EBITDA	$213,298	$90,721	$26,504	$(18,430)	$312,093
DGD adjusted EBITDA (Darling's Share)	—	—	38,816	—	38,816
Combined adjusted EBITDA	$213,298	$90,721	$65,320	$(18,430)	$350,909

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Three Months Ended December 31, 2022
Net sales	$1,216,073	$387,733	$164,277	$—	$1,768,083
Cost of sales and operating expenses	950,778	294,417	134,093	—	1,379,288
Gross Margin	265,295	93,316	30,184	—	388,795

Loss (gain) on sale of assets	169	(117)	14	—	66
Selling, general and administrative expenses	73,736	28,073	3,769	16,142	121,720
Restructuring and asset impairment charges	—	21,109	—	—	21,109
Acquisition and integration costs	—	—	—	2,738	2,738
Depreciation and amortization	91,282	14,722	8,606	2,774	117,384
Equity in net income of Diamond Green Diesel	—	—	123,448	—	123,448
Segment operating income/(loss)	$100,108	$29,529	$141,243	$(21,654)	$249,226
Equity in net loss of other unconsolidated subsidiaries	(831)	—	—	—	(831)
Segment income/(loss)	$99,277	$29,529	$141,243	$(21,654)	$248,395

Segment EBITDA	$191,390	$65,360	$26,401	$(16,142)	$267,009
DGD adjusted EBITDA (Darling's Share)	—	—	145,984	—	145,984
Combined adjusted EBITDA	$191,390	$65,360	$172,385	$(16,142)	$412,993

Segment Financial Tables (in thousands)

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Twelve Months Ended December 30, 2023 (unaudited)
Net sales	$4,472,592	$1,752,065	$563,423	$—	$6,788,080
Cost of sales and operating expenses	3,385,859	1,310,581	446,620	—	5,143,060
Gross Margin	1,086,733	441,484	116,803	—	1,645,020

Loss (gain) on sale of assets	814	(8,144)	(91)	—	(7,421)
Selling, general and administrative expenses	310,363	128,464	23,543	80,164	542,534
Restructuring and asset impairment charges	4,026	14,527	—	—	18,553
Acquisition and integration costs	—	—	—	13,884	13,884
Change in fair value of contingent consideration	(7,891)	—	—	—	(7,891)
Depreciation and amortization	360,249	94,991	34,466	12,309	502,015
Equity in net income of Diamond Green Diesel	—	—	366,380	—	366,380
Segment operating income/(loss)	$419,172	$211,646	$425,265	$(106,357)	$949,726
Equity in net income of other unconsolidated subsidiaries	5,011	—	—	—	5,011
Segment income/(loss)	$424,183	$211,646	$425,265	$(106,357)	$954,737

Segment EBITDA	$775,556	$321,164	$93,351	$(80,164)	$1,109,907
DGD adjusted EBITDA (Darling's Share)	—	—	501,987	—	501,987
Combined adjusted EBITDA	$775,556	$321,164	$595,338	$(80,164)	$1,611,894

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Twelve Months Ended December 31, 2022
Net sales	$4,539,000	$1,459,630	$533,574	$—	$6,532,204
Cost of sales and operating expenses	3,473,506	1,102,250	426,853	—	5,002,609
Gross Margin	1,065,494	357,380	106,721	—	1,529,595

Gain on sale of assets	(3,426)	(1,008)	(60)	—	(4,494)
Selling, general and administrative expenses	258,781	101,681	13,690	62,456	436,608
Restructuring and asset impairment charges	8,557	21,109	—	—	29,666
Acquisition and integration costs	—	—	—	16,372	16,372
Depreciation and amortization	295,249	59,029	29,500	10,943	394,721
Equity in net income of Diamond Green Diesel	—	—	372,346	—	372,346
Segment operating income/(loss)	$506,333	$176,569	$435,937	$(89,771)	$1,029,068
Equity in net income of other unconsolidated subsidiaries	5,102	—	—	—	5,102
Segment income/(loss)	$511,435	$176,569	$435,937	$(89,771)	$1,034,170

Segment EBITDA	$810,139	$256,707	$93,091	$(62,456)	$1,097,481
DGD adjusted EBITDA (Darling's Share)	—	—	443,487	—	443,487
Combined adjusted EBITDA	$810,139	$256,707	$536,578	$(62,456)	$1,540,968

Segment EBITDA consists of segment income (loss), less equity in net income/loss from unconsolidated subsidiaries, less equity in net income of Diamond Green Diesel, plus depreciation and amortization, acquisition and integration costs, restructuring and asset impairment charges, change in fair value of contingent consideration, plus Darling’s share of DGD Adjusted EBITDA.

Darling Ingredients Inc. and Subsidiaries
Consolidated Balance Sheets
December 30, 2023 and December 31, 2022

	December 30, 2023	December 31, 2022
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$126,502	$127,016
Restricted cash	292	315
Accounts receivable, net	626,008	559,695
Accounts receivable due from related party - Diamond Green Diesel	172,283	116,878
Inventories	758,739	673,621
Prepaid expenses	105,657	85,665
Income taxes refundable	23,599	18,583
Other current assets	42,586	56,324
Total current assets	1,855,666	1,638,097

Property, plant and equipment, net	2,935,185	2,462,082
Intangible assets, net	1,075,892	865,122
Goodwill	2,484,502	1,970,377
Investment in unconsolidated subsidiaries	2,251,629	1,926,395
Operating lease right-of-use assets	205,539	186,141
Other assets	234,960	136,268
Deferred income taxes	17,711	17,888
	$11,061,084	$9,202,370

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$60,703	$69,846
Accounts payable, principally trade	425,588	472,491
Income taxes payable	15,522	44,851
Current operating lease liabilities	55,325	49,232
Accrued expenses	440,999	432,023
Total current liabilities	998,137	1,068,443
Long-term debt, net of current portion	4,366,370	3,314,969
Long-term operating lease liabilities	154,903	141,703
Other non-current liabilities	349,809	298,933
Deferred income taxes	498,174	481,832
Total liabilities	6,367,393	5,305,880
Commitments and contingencies
Stockholders' equity:
Common stock, $0.01 par value;	1,744	1,736
Additional paid-in capital	1,697,787	1,660,084
Treasury stock, at cost	(629,008)	(554,451)
Accumulated other comprehensive loss	(198,346)	(383,874)
Retained earnings	3,733,254	3,085,528
Total Darling's stockholders' equity	4,605,431	3,809,023
Noncontrolling interests	88,260	87,467
Total Stockholders' Equity	4,693,691	3,896,490
	$11,061,084	$9,202,370

Darling Ingredients Inc. and Subsidiaries
Consolidated Operating Results
For the Three and Twelve Months Ended Dec. 30, 2023 and Dec. 31, 2022
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	(unaudited)		$ Change	(unaudited)		$ Change
	December 30,	December 31,	Favorable	December 30,	December 31,	Favorable
	2023	2022	(Unfavorable)	2023	2022	(Unfavorable)
Net sales	$1,614,083	$1,768,083	$(154,000)	$6,788,080	$6,532,204	$255,876
Costs and expenses:
Cost of sales and operating expenses	1,177,652	1,379,288	201,636	5,143,060	5,002,609	(140,451)
(Gain) loss on sale of assets	(8,282)	66	8,348	(7,421)	(4,494)	2,927
Selling, general and administrative expenses	132,620	121,720	(10,900)	542,534	436,608	(105,926)
Restructuring and asset impairment charges	13,133	21,109	7,976	18,553	29,666	11,113
Acquisition and integration costs	1,726	2,738	1,012	13,884	16,372	2,488
Change in fair value of contingent consideration	5,167	—	(5,167)	(7,891)	—	7,891
Depreciation and amortization	137,929	117,384	(20,545)	502,015	394,721	(107,294)
Total costs and expenses	1,459,945	1,642,305	182,360	6,204,734	5,875,482	(329,252)
Equity in net income of Diamond Green Diesel	4,690	123,448	(118,758)	366,380	372,346	(5,966)
Operating income	158,828	249,226	(90,398)	949,726	1,029,068	(79,342)
Other expense:
Interest expense	(68,453)	(46,139)	(22,314)	(259,223)	(125,566)	(133,657)
Foreign currency gain (loss)	(206)	(5,272)	5,066	8,133	(11,277)	19,410
Other income (expense), net	2,825	242	2,583	16,310	(3,609)	19,919
Total other expense	(65,834)	(51,169)	(14,665)	(234,780)	(140,452)	(94,328)
Equity in net income (loss) of other unconsolidated subsidiaries	1,508	(831)	2,339	5,011	5,102	(91)
Income from operations before income taxes	94,502	197,226	(102,724)	719,957	893,718	(173,761)
Income tax expense	7,246	37,995	30,749	59,568	146,626	87,058
Net income	87,256	159,231	(71,975)	660,389	747,092	(86,703)
Net income attributable to noncontrolling interests	(2,740)	(2,671)	(69)	(12,663)	(9,402)	(3,261)
Net income attributable to Darling	$84,516	$156,560	$(72,044)	$647,726	$737,690	$(89,964)

Basic income per share:	$0.53	$0.98	$(0.45)	$4.05	$4.58	$(0.53)
Diluted income per share:	$0.52	$0.96	$(0.44)	$3.99	$4.49	$(0.50)

Number of diluted common shares:	161,935	163,504		162,387	164,121

Darling Ingredients Inc. and Subsidiaries
Consolidated Statement of Cash Flows
For the Twelve Months Ended December 30, 2023 and December 31, 2022
(in thousands)

	Twelve Months Ended
	(unaudited)
	December 30,	December 31,
Cash flows from operating activities:	2023	2022
Net income	$660,389	$747,092
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	502,015	394,721
Gain on sale of assets	(7,421)	(4,494)
Asset impairment	4,734	29,666
Deferred taxes	(22,241)	46,734
Change in fair value of contingent consideration	(7,891)	—
Decrease in long-term pension liability	(1,040)	(7,037)
Stock-based compensation expense	33,156	25,005
Write-off deferred loan costs	653	—
Deferred loan cost amortization	6,216	4,984
Equity in net income of Diamond Green Diesel and other unconsolidated subsidiaries	(371,391)	(377,448)
Distribution of earnings from Diamond Green Diesel and other unconsolidated subsidiaries	168,277	95,546
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(10,832)	(56,543)
Income taxes refundable/payable	(39,933)	(3,495)
Inventories and prepaid expenses	49,582	(130,170)
Accounts payable and accrued expenses	(82,939)	65,936
Other	17,929	(16,758)
Net cash provided by operating activities	899,263	813,739
Cash flows from investing activities:
Capital expenditures	(555,480)	(391,309)
Acquisition, net of cash acquired	(1,093,183)	(1,772,437)
Investment in Diamond Green Diesel	(75,000)	(264,750)
Investment in other unconsolidated subsidiaries	(27)	—
Loan to Diamond Green Diesel	—	(50,000)
Loan repayment from Diamond Green Diesel	25,000	50,000
Gross proceeds from sale of property, plant and equipment and other assets	10,748	13,442
Proceeds from insurance settlement	14,014	—
Payments related to routes and other intangibles	(1,524)	(1,492)
Net cash used in investing activities	(1,675,452)	(2,416,546)
Cash flows from financing activities:
Proceeds from long-term debt	817,101	1,934,885
Payments on long-term debt	(319,367)	(63,078)
Borrowings from revolving credit facility	2,666,360	1,873,795
Payments on revolving credit facility	(2,194,902)	(1,897,280)
Net cash overdraft financing	(9,780)	24,069
Acquisition hold-back payments	(3,793)	—
Deferred loan costs	(9)	(16,780)
Repurchase of common stock	(52,941)	(125,531)
Minimum withholding taxes paid on stock awards	(17,296)	(46,944)
Distributions to noncontrolling interests	(9,081)	(4,532)
Net cash provided by financing activities	876,292	1,678,604
Effect of exchange rate changes on cash flows	14,179	5,299
Net increase in cash, cash equivalents and restricted cash	114,282	81,096
Cash, cash equivalents and restricted cash at beginning of period	150,168	69,072
Cash, cash equivalents and restricted cash at end of period	$264,450	$150,168

Diamond Green Diesel Joint Venture
Condensed Consolidated Balance Sheets
December 31, 2023 and December 31, 2022
(in thousands)

	December 31,	December 31,
	2023	2022

Assets:
Total current assets	$1,877,430	$1,304,805
Property, plant and equipment, net	3,838,800	3,866,854
Other assets	89,697	61,665
Total assets	$5,805,927	$5,233,324

Liabilities and members' equity:
Total current portion of long term debt	$278,639	$217,066
Total other current liabilities	417,918	515,023
Total long term debt	737,097	774,783
Total other long term liabilities	16,996	17,249
Total members' equity	4,355,277	3,709,203
Total liabilities and members' equity	$5,805,927	$5,233,324

Diamond Green Diesel Joint Venture
Operating Financial Results
For the Three and Twelve Months Ended December 31, 2023 and 2022
(in thousands)

	Three Months Ended			Twelve Months Ended
			$ Change			$ Change
	December 31,	December 31,	Favorable	December 31,	December 31,	Favorable
	2023	2022	(Unfavorable)	2023	2022	(Unfavorable)
Revenues:
Operating revenues	$1,633,795	$1,594,552	$39,243	$6,990,622	$5,501,166	$1,489,456
Expenses:
Total costs and expenses less lower of cost or market inventory valuation and depreciation, amortization and accretion expense	1,495,293	1,302,584	(192,709)	5,925,778	4,614,192	(1,311,586)
Lower of cost or market (LCM) inventory valuation adjustment	60,871	—	(60,871)	60,871	—	(60,871)
Depreciation, amortization and accretion expense	58,881	36,054	(22,827)	230,921	125,656	(105,265)
Total costs and expenses	1,615,045	1,338,638	(276,407)	6,217,570	4,739,848	(1,477,722)
Operating income	18,750	255,914	(237,164)	773,052	761,318	11,734
Other income	3,454	1,244	2,210	10,317	3,170	7,147
Interest and debt expense, net	(12,072)	(10,262)	(1,810)	(49,857)	(19,796)	(30,061)
Income before income tax expense	10,132	246,896	(236,764)	733,512	744,692	(11,180)
Income tax expense	752	—	(752)	752	—	(752)
Net income	$9,380	$246,896	$(237,516)	$732,760	$744,692	$(11,932)

Darling Ingredients Inc. reports Adjusted EBITDA results, which is a Non-GAAP financial measure, as a compliment to results provided in accordance with generally accepted accounting principles (GAAP) (for additional information, see “Use of Non-GAAP Financial Measures” included later in this media release). The Company believes that Adjusted EBITDA provides additional useful information to investors. Adjusted EBITDA, as the Company uses the term, is calculated below:

Reconciliation of Net Income to (Non-GAAP) Adjusted EBITDA and (Non-GAAP) Pro forma
Adjusted EBITDA to Foreign Currency
For the Three and Twelve Months Ended December 30, 2023 and December 31, 2022
(in thousands)

	Three Months Ended			Twelve Months Ended
	(unaudited)			(unaudited)
Adjusted EBITDA	December 30,		December 31,	December 30,		December 31,
(U.S. dollars in thousands)	2023		2022	2023		2022

Net income attributable to Darling	$84,516		$156,560	$647,726		$737,690
Depreciation and amortization	137,929		117,384	502,015		394,721
Interest expense	68,453		46,139	259,223		125,566
Income tax expense	7,246		37,995	59,568		146,626
Restructuring and asset impairment charges	13,133		21,109	18,553		29,666
Acquisition and integration costs	1,726		2,738	13,884		16,372
Change in fair value of contingent consideration	5,167		—	(7,891)		—
Foreign currency (gain) loss	206		5,272	(8,133)		11,277
Other (income) expense, net	(2,825)		(242)	(16,310)		3,609
Equity in net income of Diamond Green Diesel	(4,690)		(123,448)	(366,380)		(372,346)
Equity in net (income) loss of other unconsolidated subsidiaries	(1,508)		831	(5,011)		(5,102)
Net income attributable to noncontrolling interests	2,740		2,671	12,663		9,402
Adjusted EBITDA (Non-GAAP)	$312,093		$267,009	$1,109,907		$1,097,481
Foreign currency exchange impact	(7,932)	(1)		(10,830)	(2)
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$304,161		$267,009	$1,099,077		$1,097,481
DGD Joint Venture Adjusted EBITDA (Darling's share)	$38,816		$145,984	$501,987		$443,487
Darling plus Darling's share of DGD Joint Venture Adjusted EBITDA	$350,909		$412,993	$1,611,894		$1,540,968

(1) The average rate assumption used in this calculation were the actual average rate for the three months ended December 30, 2023 of €1.00:$1.07, R$1.00:$0.20 and CAD$1.00:$0.73 as compared to the average rate for the three months ended December 31, 2022 of €1.00:$1.02, R$1.00:$0.19 and CAD$1.00:$0.74, respectively.
(2) The average rate assumption used in this calculation were the actual average rate for the twelve months ended December 30, 2023 of €1.00:$1.08, R$1.00:$0.20 and CAD$1.00:$0.74, as compared to the average rate for the twelve months ended December 31, 2022 of €1.00:$1.05, R$1.00:$0.19 and CAD$1.00:$0.77, respectively.

About Darling Ingredients
A pioneer in circularity, Darling Ingredients Inc. (NYSE: DAR) takes material from the animal agriculture and food industries, and transforms them into valuable ingredients that nourish people, feed animals and crops, and fuel the world with renewable energy. The company operates over 260 facilities in more than 15 countries and processes about 15% of the world’s animal agricultural by-products, produces about 30% of the world’s collagen (both gelatin and hydrolyzed collagen), and is one of the largest producers of renewable energy. To learn more, visit darlingii.com. Follow us on LinkedIn.

Darling Ingredients Inc. will host a conference call to discuss the Company’s fourth quarter and fiscal year 2023 financial results at 9 a.m. Eastern Time (8 a.m. Central Time) on Feb. 28, 2024.

To join the call as a participant to ask a question, please register in advance to receive a confirmation email with the dial-in number and PIN for immediate access on Feb. 28, 2024, or call 844-868-8847 (United States) or 412-317-6593 (International) and ask for "The Darling Ingredients Call” that day.

A replay of the call will be available online via the webcast registration link and via phone at 877-344-7529 (United States), 855-669-9658 (Canada) or 412-317-0088 (International) using reference passcode 7150600. The phone replay will be available two hours after the call concludes through March 6, 2024.

Use of Non-GAAP Financial Measures:

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company's operating performance. Since EBITDA (generally, net income plus interest expense, taxes, depreciation and amortization) is not calculated identically by all companies, the presentation in this report may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated above and represents for any relevant period, net income/(loss) plus depreciation and amortization, restructuring and asset impairment charges, acquisition and integration costs, change in fair value of contingent consideration, interest expense, income tax provision, other income/(expense) and equity in net (income)/loss of unconsolidated subsidiary. Management believes that Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance.

Pro forma Adjusted EBITDA to Foreign Currency is not a recognized accounting measurement under GAAP. The Company evaluates the impact of foreign currency on its adjusted EBITDA. DGD Joint Venture Adjusted EBITDA (Darling's share) is not reflected in the Adjusted EBITDA or the Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP).

The Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities, 6% Notes, 5.25% Notes and 3.625% Notes that were outstanding at December 30, 2023. However, the amounts shown below for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities, 6% Notes, 5.25% Notes and 3.625% Notes, as those definitions permit further adjustments to reflect certain other nonrecurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization.

DGD Joint Venture Adjusted EBITDA (Darling’s share) is not a recognized accounting measure under GAAP; it should not be considered as an alternative to net income or equity in net income of Diamond Green Diesel, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. The Company calculates DGD Joint Venture Adjusted EBITDA (Darling’s share) by taking DGD’s operating income plus DGD’s depreciation, amortization and accretion expense and then multiplying by 50% to get Darling’s share of DGD’s EBITDA.
Information reconciling forward-looking combined adjusted EBITDA to net income is unavailable to the Company without unreasonable effort. The Company is not able to provide reconciliations of combined adjusted EBITDA to net income because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the impact of volatile commodity prices on the Company’s operations, impact of foreign currency exchange fluctuations, depreciation and amortization and the provision for income taxes. Preparation of such reconciliations for Darling Ingredients Inc. and the Company’s joint venture, Diamond Green Diesel, would require a forward-looking balance sheet, statement of operations and statement of cash flows, prepared in accordance with GAAP for each entity, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. The Company provides guidance for its combined adjusted EBITDA outlook that it believes will be achieved; however, it cannot accurately predict all the components of the combined adjusted EBITDA calculation.

EBITDA per gallon is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income or equity in income of Diamond Green Diesel, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. EBITDA per gallon is presented here not as an alternative to net income or equity in income of Diamond Green Diesel, but rather as a measure of Diamond Green Diesel's operating performance. Since EBITDA per gallon (generally, net income plus interest expense, taxes, depreciation and amortization divided by total gallons sold) is not calculated identically by all companies, this presentation may not be comparable to EBITDA per gallon presentations disclosed by other companies. Management believes that EBITDA per gallon is useful in evaluating Diamond Green Diesel's operating performance compared to that of other companies in its industry because the calculation of EBITDA per gallon generally eliminates the effects of financing, income taxes and certain non-cash and other items presented on a per gallon basis that may vary for different companies for reasons unrelated to overall operating performance.

Cautionary Statements Regarding Forward-Looking Information:

This media release includes “forward-looking” statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. Statements that are not statements of historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “guidance,” “outlook,” “project,” “planned,” “contemplate,” “potential,” “possible,” “proposed,” “intend,” “believe,” “anticipate,” “expect,” “may,” “will,” “would,” “should,” “could,” and similar expressions are intended to identify forward-looking statements. All statements other than statements of historical facts included in this release are forward-looking statements. Forward-looking statements are based on the Company's current expectations and assumptions regarding its business, the economy and other future conditions. The Company cautions readers that any such forward-looking statements it makes are not guarantees of future performance and that actual results may differ materially from anticipated results or expectations expressed in its forward-looking statements as a result of a variety of factors, including many that are beyond the Company's control.

Important factors that could cause actual results to differ materially from the Company’s expectations include: existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; reduced demands or prices for biofuels, biogases or renewable electricity; global demands for grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand, reduced volume due to government regulations affecting animal production or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat, used cooking oil, protein or collagen (including, without limitation, collagen peptides and gelatin) finished product prices; changes to government policies around the world relating to renewable fuels and greenhouse gas (“GHG”) emissions that adversely affect prices, margins or markets (including for the DGD Joint Venture), including programs like the U.S. government's renewable fuel standard, low carbon fuel standards (“LCFS”) and tax credits for biofuels both in the United States and abroad; climate related adverse results, including with respect to the Company’s climate goals, targets or commitments; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives or products which do not meet specifications, contract requirements or regulatory standards; the occurrence of 2009 H1N1 flu (initially known as “Swine Flu”), highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), severe acute respiratory syndrome (“SARS”), bovine spongiform encephalopathy (or “BSE”), porcine epidemic diarrhea (“PED”) or other diseases associated with animal origin in the United States or elsewhere, such as the outbreak of African Swine Fever in China and elsewhere; the occurrence of pandemics, epidemics or disease outbreaks, such as the COVID-19 outbreak; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, SARS, PED, BSE or ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions, a decline in margins on the products produced by the DGD Joint Venture and issues relating to the announced SAF upgrade project; risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections imposed by foreign countries; tax changes, such as the introduction of a global minimum tax; difficulties or a significant disruption (including, without limitation, due to cyber-attack) in the Company’s information systems, networks or the confidentiality, availability or integrity of our data or failure to implement new systems and software successfully; risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere, including the Russia-Ukraine war and the Israeli-Palestinian conflict and other associated or emerging conflicts in the Middle East; uncertainty regarding the exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, inflation rates, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could cause actual results to vary materially from the forward-looking statements included in this report or negatively impact the Company’s results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. For more detailed discussion of these factors and other risks and uncertainties regarding the Company, its business and the industries in which it operates, see the Company’s filings with the SEC, including the Risk Factors discussion in Item 1A of Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2023. The Company cautions readers that all forward-looking statements speak only as of the date made, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of changes in circumstances, new events or otherwise.

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Darling Ingredients Contacts
Investors:    Suann Guthrie
Senior VP, Investor Relations, Sustainability & Communications
(469) 214-8202; suann.guthrie@darlingii.com

Media:        Jillian Fleming
Director, Global Communications
(972) 541-7115; jillian.fleming@darlingii.com